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                                                                    Exhibit 99.2

            INVESTORS FINANCIAL SERVICES CORP. COMPLETES PURCHASE OF
              BANKBOSTON'S DOMESTIC INSTITUTIONAL CUSTODY BUSINESS


Contact: Gail Simard
         (617) 330-6268
         gmsimard@ibtco.com

BOSTON, MA, October 1, 1998 - Investors Financial Services Corp. (Nasdaq: IFIN) today announced it has completed the purchase of the domestic institutional custody business of BankBoston, N.A. The Company will pay up to $50 million for the business, with $44 million paid at today's closing and up to an additional $6 million to be paid in 12 months.

         BankBoston's domestic institutional custody business, which comprised approximately $41 billion in assets under custody at August 31, 1998, became part of Investors Bank & Trust Company(R), a wholly owned subsidiary of Investors Financial Services Corp. In addition, Investors Bank & Trust Company has entered into an outsourcing agreement under which it will provide the custody, settlement and depository functions for BankBoston's asset management business. Effective today, the employees of BankBoston's domestic institutional custody business became employees of Investors Bank & Trust Company.

         Investors Financial Services Corp. provides asset administration services for the financial services industry through its wholly-owned subsidiaries, Investors Bank & Trust Company and Investors Capital Services, Inc. The Company provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to financial asset managers, including mutual fund complexes, investment advisors, banks and insurance companies.